Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Achieves Third Quarter Revenue of $39.8 Million

13% Increase over Q3 2012; Updates 2013 Outlook

COLORADO SPRINGS, CO. (October 24, 2013) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three and nine months ended September 30, 2013. Highlights of the quarter (all compared with the quarter ended September 30, 2012) include:

•	Vascular Intervention revenue growth of 13% as reported (12% growth on a constant currency basis1), led by U.S. peripheral atherectomy revenue growth of 20%

•	Lead Management revenue growth of 16% as reported (15% constant currency)

•	U.S. revenue increased 10% to $32.5 million; International revenue increased 29% to $7.2 million (26% constant currency)

•	Gross margin reached 75%, up from 73% a year ago

“The third quarter of 2013 reflects strong commercial and operational execution. We extended our track record of double digit revenue growth and significantly improved our gross margin,” said President and Chief Executive Officer, Scott Drake. “We have enrolled 216 patients in EXCITE ISR, bringing us closer to our goal of achieving the in-stent restenosis indication and proving clinical superiority. We remain on track with our plans to accelerate revenue growth as we execute several compelling growth drivers, including lead management market development, meaningful new product launches, pursuit of the ISR indication and expansion of our sales footprint.”

Revenue for the three months ended September 30, 2013 rose 13% as reported (12% constant currency) to $39.8 million, from $35.2 million in the 2012 period. Vascular Intervention revenue increased 13% (12% constant currency) to $19.0 million; Lead Management revenue increased 16% (15% constant currency) to $16.1 million; and laser system, service and other revenue increased 5% (both as reported and constant currency) to $4.7 million.

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1Constant currency is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Geographically, revenue in the United States was $32.5 million, an increase of 10% from the three months ended September 30, 2012. International revenue totaled $7.2 million, an increase of 29% as reported (26% constant currency), from the three months ended September 30, 2012.

Net income for the three months ended September 30, 2013 was $434,000, or $0.01 per diluted share, compared with net income of $905,000, or $0.03 per diluted share, for the three months ended September 30, 2012. Earnings before interest, taxes, depreciation, amortization, acquisition-related costs and contingent consideration expense, and the medical device excise tax (“Adjusted EBITDA”2) was $4.3 million for the three months ended September 30, 2013 compared with $3.6 million for the three months ended September 30, 2012. Adjusted EBITDA provides for comparability between periods and represents an additional measure of the operating performance of the business.

Year-To-Date Financial Results
Revenue for the nine months ended September 30, 2013 rose 13% (both as reported and on a constant currency basis) to $116.9 million, from $103.5 million for the nine months ended September 30, 2012. Vascular Intervention revenue increased 9% (both as reported and constant currency) to $55.0 million, Lead Management revenue increased 16% (both as reported and constant currency) to $46.2 million, and laser system, service and other revenue increased 19% (both as reported and constant currency) to $15.6 million.

Geographically, revenue in the United States was $95.6 million, an increase of 10% from the nine months ended September 30, 2012. International revenue totaled $21.3 million, an increase of 26% as reported (25% constant currency), from the nine months ended September 30, 2012.

Net loss during the nine months ended September 30, 2013 was $1.3 million, or a loss of $0.03 per diluted share, compared with net income of $1.6 million, or $0.04 per diluted share, for the nine months ended September 30, 2012. Adjusted EBITDA was $8.8 million for the nine months ended September 30, 2013 compared with $9.4 million for the nine months ended September 30, 2012.

2013 Outlook
We project revenue for 2013 to be in the range of $157.0 to $158.0 million, an increase of 12% to 13% over 2012, compared with the previous projected outlook of $155.5 to $157.5 million.

Net income for 2013 is expected to be approximately break-even, compared with the previously projected outlook of $0.0 - $0.5 million, or $0.00 - $0.01 per diluted share, including the impact of the medical device excise tax and the estimated non-cash amortization and contingent consideration expenses associated with the January 2013 acquisition of the Quick-Access™ and Quick-Cross Capture™ products.

The Adjusted EBITDA projection is unchanged and anticipated to be in the range of $13.5 - $14.5 million in 2013, compared with Adjusted EBITDA of $13.1 million in 2012.

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2Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Conference Call
Management will host an investment community conference call today beginning at 2:30 p.m. Mountain Time, 4:30 p.m. Eastern Time, to discuss these results and answer questions. Individuals interested in listening to the conference call may dial (877) 561-2747 for domestic callers, or (973) 409-9689 for international callers, or from the webcast on the investor relations section of the Company’s Web site at: www.spectranetics.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 40 countries and are used to treat arterial blockages in the heart and legs, and the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and the reasons for that growth, growth rates, and 2013 outlook including projected revenue, net income and Adjusted EBITDA. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include market acceptance of excimer laser atherectomy technology and our lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the healthcare reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2012 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(000’s, except per share data and percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$39,763	$35,230	$116,891	$103,534
Cost of products sold	10,053	9,624	30,997	28,112
Gross profit	29,710	25,606	85,894	75,422
Gross margin %	75%	73%	73%	73%
Operating expenses:
Selling, general and administrative	22,223	20,324	68,089	61,287
Research, development and other technology	5,664	4,181	16,320	12,134
Contingent consideration expense and acquisition-related intangible asset amortization	480	—	1,294	—
Medical device excise tax	537	—	1,568	—
Total operating expenses	28,904	24,505	87,271	73,421
Operating income (loss)	806	1,101	(1,377)	2,001
Other income, net	34	46	19	11
Income (loss) before taxes	840	1,147	(1,358)	2,012
Income tax expense (benefit)	406	242	(105)	459
Net income (loss)	$434	$905	$(1,253)	$1,553

Net income (loss) per common share:
Basic	$0.01	$0.03	$(0.03)	$0.05
Diluted	0.01	0.03	(0.03)	0.04
Weighted average shares outstanding:
Basic	40,837	34,549	38,210	34,268
Diluted	42,376	35,945	38,210	35,551

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	9/30/2013	12/31/2012
ASSETS
Current assets:
Cash and cash equivalents	$123,570	$37,775
Accounts receivable, net	23,928	19,945
Inventories, net	10,008	9,288
Deferred income taxes, current portion, net	869	313
Other current assets	2,898	2,506
Total current assets	161,273	69,827
Property and equipment, net	26,565	27,006
Goodwill and intangible assets	25,191	13,316
Other assets	610	620
Total assets	$213,639	$110,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$18,930	$20,193
Non-current liabilities	8,451	1,879
Stockholders’ equity	186,258	88,697
Total liabilities and stockholders’ equity	$213,639	$110,769

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2012		2013
(000’s, except laser sales and installed base amounts)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr

Disposable products revenue:
Vascular Intervention revenue	$16,821	$16,684	$17,193	$18,897	$18,956
Lead Management revenue	13,918	15,374	15,079	15,078	16,075
Total disposable products revenue	30,739	32,058	32,272	33,975	35,031

Service and other revenue	2,508	2,757	2,878	2,888	2,851

Laser revenue:
Equipment sales	910	772	1,381	1,395	906
Rental fees	1,073	1,164	1,144	1,195	975
Total laser revenue	1,983	1,936	2,525	2,590	1,881

Total revenue	35,230	36,751	37,675	39,453	39,763

Net income (loss)	905	673	(959)	(728)	434
Adjusted EBITDA (1)	3,565	3,766	1,812	2,656	4,321

Cash flow generated by (used in) operating activities	3,748	5,703	(6,377)	2,048	3,513
Total cash and cash equivalents at end of quarter	31,646	37,775	25,228	119,356	123,570

Laser sales summary:
Laser sales from inventory	5	6	8	9	9
Laser sales from evaluation/rental units	1	—	7	5	—
Total laser sales	6	6	15	14	9

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation tables following this table for the reconciliation to the most comparable GAAP measure.

Worldwide Installed Base Summary:
Laser sales from inventory	5	6	8	9	9
Rental placements	21	30	20	28	27
Evaluation placements	4	6	11	11	4
Laser placements during quarter	30	42	39	48	40
Buy-backs/returns during quarter	(19)	(24)	(25)	(23)	(26)
Net laser placements during quarter	11	18	14	25	14
Total lasers placed at end of quarter	1,048	1,066	1,080	1,105	1,119

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons management believes these non-GAAP measures provide useful information to investors are provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	September 30, 2013			September 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$32,532	$—	$32,532	$29,626	10%	10%
International	7,231	(195)	7,036	5,604	29%	26%
Total revenue	$39,763	$(195)	$39,568	$35,230	13%	12%

	Nine Months Ended
	September 30, 2013			September 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$95,633	$—	$95,633	$86,617	10%	10%
International	21,258	(185)	21,073	16,917	26%	25%
Total revenue	$116,891	$(185)	$116,706	$103,534	13%	13%

Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	September 30, 2013			September 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$18,956	$(43)	$18,913	$16,821	13%	12%
Lead Management	16,075	(124)	15,951	13,918	16%	15%
Laser System, Service & Other	4,732	(28)	4,704	4,491	5%	5%
Total revenue	$39,763	$(195)	$39,568	$35,230	13%	12%

	Nine Months Ended
	September 30, 2013			September 30, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$55,046	$(19)	$55,027	$50,652	9%	9%
Lead Management	46,232	(133)	46,099	39,812	16%	16%
Laser System, Service & Other	15,613	(33)	15,580	13,070	19%	19%
Total revenue	$116,891	$(185)	$116,706	$103,534	13%	13%

THE SPECTRANETICS CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (000’s) (unaudited)

	Three months ended
	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Net income (loss), as reported	$905	$673	$(959)	$(728)	$434
Income tax expense (benefit)	242	275	(575)	64	406
Interest expense (income), net	(2)	—	4	(6)	1
Depreciation and amortization	2,420	2,507	2,454	2,369	2,463
Acquisition-related intangible asset amortization (1)	—	—	164	246	246
EBITDA	3,565	3,455	1,088	1,945	3,550

Acquisition-related costs (2)	—	311	—	—	—
Contingent consideration expense (1)	—	—	202	202	234
Medical device excise tax (3)	—	—	522	509	537
Adjusted EBITDA	$3,565	$3,766	$1,812	$2,656	$4,321

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (000’s) (unaudited)

	Nine Months Ended
	September 30, 2013	September 30, 2012
Net income (loss), as reported	$(1,253)	$1,553
Income tax expense (benefit)	(105)	459
Interest expense (income), net	(1)	(8)
Depreciation and amortization	7,286	7,347
Acquisition-related intangible asset amortization (1)	656	—
EBITDA	6,583	9,351

Contingent consideration expense (1)	638	—
Medical device excise tax (3)	1,568	—
Adjusted EBITDA	$8,789	$9,351
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1)
Acquisition-related intangible asset amortization relates to intangible assets acquired from Upstream Peripheral Technologies Ltd. (“Upstream”) in January 2013. Contingent consideration expense represents the accretion of the estimated contingent consideration liability related to amounts payable to Upstream in 2014, 2015 and 2016 based on one-third of sales of the products acquired.

2)
In the fourth quarter of 2012, we incurred $0.3 million in legal and other costs related to acquiring certain product lines from Upstream. Further information regarding this matter is in our Form 8-K filed on January 7, 2013.

3)	The medical device excise tax, which was included as part of the Patient Protection and Affordable Care Act and which took effect on January 1, 2013, represents 2.3% of a majority of our U.S. sales.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe that providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some limitations associated with using these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Depreciation and amortization expense, while not requiring cash settlement, are ongoing and recurring expenses and have a material impact on GAAP net income and reflect economic costs to us not reflected in Adjusted EBITDA.

•
Items such as the contingent consideration expense, acquisition-related costs, and the medical device excise tax excluded from Adjusted EBITDA can have a material impact on cash flows, GAAP net income, and net income per share and reflect economic costs to us not reflected in Adjusted EBITDA.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of changes in foreign currency exchange rates, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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